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                                                                   Exhibit 10.19


                             PLANAR SYSTEMS, INC.

                       RESTRICTED STOCK AWARD AGREEMENT


TO:  Balakrishnan Krishnamurthy                Date of Grant: September 24, 1999

     We are pleased to inform you that pursuant to your Employment Agreement dated as of September 24, 1999 with Planar Systems, Inc. (the "Company") the Board of Directors (the "Board") of the Company has awarded you 50,000 shares of the Company's Common Stock (the "Shares"). This award (the "Award") is subject to the following terms and conditions.

1. VESTING: Except as otherwise provided by the Executive Employment Agreement between you and the Company dated September 24, 1999, the Shares will vest and become deliverable to you according to the following schedule:

     Date On and After Which Shares Vest          Number of Shares Vested
     -----------------------------------          -----------------------
            September 24, 1999                          20,000 shares
            September 24, 2000                          15,000 shares
            September 24, 2001                          15,000 shares

     The Share subject to this Agreement may not be sold, assigned, transferred, pledged or otherwise encumbered until the Shares are vested and delivered to you. After the Shares are vested and delivered to you, you shall become the owner of the Shares free of all restrictions otherwise imposed by this Agreement.

     Notwithstanding any other provision of this Agreement, the Compensation Committee of the Board of Directors (the "Committee") may at any time, in its sole discretion, accelerate the date of vesting and delivery of all or a portion of the Shares subject to this Award.

2. DIVIDENDS AND VOTING RIGHTS. You will be entitled to receive any dividends paid with respect to the Shares that become payable before the Shares have vested and been delivered to you; provided, however, that no dividends shall be payable to you with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after your Date of Termination (as defined below). You will be entitled to vote the Shares before the Shares have vested and been delivered to you to the same extent as would have been applicable to you if you were then vested in the Shares; provided, however, that you will not be entitled to vote the Shares with respect to record dates for such voting rights arising prior to the Date of Grant, or with respect to record dates occurring on or after your Date of Termination (as defined below).

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3.   DEPOSIT OF SHARES. Each certificate issued in respect to the Shares granted under this Agreement shall be registered in your name and shall be held by the Treasurer of the Company until vested and delivered to you pursuant to the terms of this Agreement. This Award is conditioned upon your execution of a blank stock power for the Shares.

4. WITHHOLDING TAXES: As a condition to the delivery of the Shares, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the vesting and delivery of the Shares.

5. TERMINATION: If your employment with the Company terminates for any reason, including death or disability (the "Date of Termination"), then, notwithstanding the vesting schedule set forth above, this Award shall immediately expire and no additional Shares shall be vested or delivered to you pursuant to this Award and you shall forfeit all Shares that are not vested before the Date of Termination. Your Date of Termination for purposes of this Agreement shall be determined by the Committee, which determination shall be final.

6. TRANSFERABILITY OF AWARD: This Award and the rights and privileges conferred hereby may not be sold, transferred, assigned, pledged, encumbered or hypothecated in any manner (whether by operation of law or otherwise) and any such attempted action shall be null and void. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns. Notwithstanding the foregoing, to the extent permitted by applicable law and regulation, the Company, in its sole discretion, may permit you to transfer this Award and the rights and privileges conferred hereby.

7. CONTINUATION OF RELATIONSHIP: Nothing in this Award will confer upon you any right to continue in the employ or other relationship of the Company, or to interfere in any way with the right of the Company to terminate your employment or other relationship with the Company at any time.

8. DETERMINATION OF COMMITTEE TO BE FINAL: The administration of this Award and all determinations referred to herein or otherwise will be made by the Committee, and such determinations will be final, binding and conclusive.

9. INVESTMENT INTENT: You represent and warrant to the Company that you are acquiring the Shares for your own account and investment and not with a view to, or for sale in connection with, any distribution.

10. RESTRICTED SECURITIES; LEGEND: You understand that the Shares have not been registered under the Securities Act of 1933 in reliance upon an exemption from registration. Such exemption depends upon, among other things, the bona fide nature of your investment intent stated in this Agreement. You understand that the Shares must be held indefinitely, unless the Shares subsequently are registered under the Securities Act of 1933 or unless an exemption from registration is otherwise available. You agree that the Shares may not be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement under the Securities Act of 1933 and applicable state securities laws or an opinion of counsel acceptable to the

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Company that such registration is not required. The Company agrees to register under the Securities Act of 1933 the sale of the Shares by you at your request. You understand that the certificate(s) representing the Shares will be imprinted with substantially the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND UNDER ANY APPLICABLE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE HOLDER (CONCURRED IN BY LEGAL COUNSEL FOR THE CORPORATION) THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE OR OFFER. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTION.

     Please execute the Agreement in the space below and return it to the undersigned.

                                        Very truly yours,

                                        PLANAR SYSTEMS, INC.


                                        By: /s/ William D. Walker
                                            --------------------------------

AGREED AND ACCEPTED:


/s/ Balakrishnan Krishnamurthy
---------------------------------
Balakrishnan Krishnamurthy

Date: September 24, 1999

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